UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 13, 2020

AMERI METRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54546	45-1877342
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd., Suite 102, York, PA 17402

(Address of principal executive offices)

717-434-0668

(Registrant's telephone number, including area code)

___N/A___

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 13, 2020, Deborah Mathias resigned as Chief Executive Officer of Ameri Metro Inc. (the “Company”), effective October 27, 2020, due to health reasons. Prior to such resignation, the Company had no disagreements with Ms. Mathias regarding the reporting or operations of the Company.

The Company’s Board of Directors unanimously voted to appoint Shah Mathias as the new Chief Executive Officer of Ameri Metro Inc.

Mr. Mathias is the founder of Ameri Metro, Inc.  He has served as the Company’s Head of Mergers and Acquisitions over the past five years, formulating much of the Company’s current business structure. Given his extensive experience in real estate and property development, he also continues to serve as Head of Business Development for the Company.  In that capacity Mr. Mathias has negotiated complex agreements with private entities, regional and State authorities including foreign ministries of transportation and of the interior.  These agreements center on transportation, critical infrastructure, natural resource and real estate development projects in the United States; Mexico; Europe; Africa; Asia and the Caribbean region.

9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Resignation letter, dated October 13, 2020

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 16, 2020

Ameri Metro, Inc. /s/ Robert Choiniere —————————————— By: Robert Choiniere Title: Chief Financial Officer